UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/17/2012

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2012, Thomas R. Colan tendered his resignation as Chief Accounting Officer (principal accounting officer) of Discovery Communications, Inc. (the "Company"), effective August 30, 2012, in order to pursue another employment opportunity. Mr. Colan is a party to an employment agreement with the Company that expires on March 16, 2013. Andrew Warren, the Company's Senior Executive Vice President and Chief Financial Officer, will assume the responsibilities of principal accounting officer on an interim basis. Mr. Warren, age 45, has served as the Company's Senior Executive Vice President and Chief Financial Officer since March 26, 2012. From July 2007 until he joined the Company, Mr. Warren served as Chief Financial Officer of Liz Claiborne, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: August 23, 2012	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer and General Counsel